 SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No.)

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  RICHARDSON ELECTRONICS, LTD. - (Name of Registrant as Specified in Its Charter)

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RICHARDSON ELECTRONICS, LTD.

40W267 Keslinger Road
LaFox, Illinois 60147

_____________________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON OCTOBER 16, 2001

To the Stockholders of Richardson Electronics, Ltd.

The Annual Meeting of Stockholders of Richardson Electronics, Ltd., a Delaware corporation, will be held on Tuesday, October 16, 2001 at 2:00 P.M., Chicago time, at the offices of the Company, 40W267 Keslinger Road, LaFox, Illinois, for the following purposes:

1. To elect ten directors;

2. To approve the adoption of the Richardson Electronics, Ltd. Employees' 2001 Incentive Compensation Plan, the granting of Options, Stock Awards and Cash Bonuses thereunder and the issuance of shares upon the exercise of such Options.

3. To approve the amendment to the Richardson Electronics, Ltd. Employees' 1999 Stock Purchase Plan to increase the number of shares subject to the Plan by 100,000.

4. To transact such other business as may properly come before the meeting and any adjournments thereof.

All stockholders are cordially invited to attend the meeting, although only stockholders of record at the close of business as of August 20, 2001 are entitled to notice of, and to vote at, the Annual Meeting and at any adjournment thereof. If you would like directions to the location of the Annual Meeting, please contact the Company at (630) 208-2371 or go to the Company's website at www.rell.com/pdfs/map_directions.pdf.

By order of the Board of Directors

EDWARD J. RICHARDSON
Chairman of the Board
and Chief Executive Officer
LaFox, Illinois
September 4, 2001

RICHARDSON ELECTRONICS, LTD.

PROXY STATEMENT

INFORMATION CONCERNING THE SOLICITATION

The enclosed proxy is solicited by Richardson Electronics, Ltd. (the "Company") whose principal executive offices are located at 40W267 Keslinger Road, P.O. Box 393, LaFox, Illinois 60147-0393, for use at the Annual Meeting of Stockholders of the Company, to be held Tuesday, October 16, 2001 at 2:00 P.M., Chicago Time, at the offices of the Company, 40W267 Keslinger Road, LaFox, Illinois, or at any adjournments thereof. In addition to solicitation of proxies by mail, proxies may be solicited by the Company's directors, officers and regular employees by personal interview or telephone, telegram or similar means, and the Company will request brokers and other custodians, nominees and fiduciaries to forward proxy soliciting material to the beneficial owners of shares which are held of record by them. The expense of all such solicitation, including printing and mailing, will be paid by the Company. Any proxy may be revoked at any time before its exercise, by written notice to the Secretary of the Company, by executing a subsequent proxy or by attending the meeting and electing to vote in person. This Proxy Statement and accompanying proxy were first sent or given to stockholders on or about September 4, 2001.

Only stockholders of the Company of record at the close of business on August 20, 2001 are entitled to vote at the meeting or any adjournment thereof. As of that date there were outstanding 12,053,229 shares of Common Stock, par value $.05 per share, and 3,206,812 shares of Class B Common Stock, par value $.05 per share. Holders of Common Stock are entitled to one (1) vote per share and holders of Class B Common Stock are entitled to ten (10) votes per share on all matters voted upon at the meeting. The Common Stock and the Class B Common Stock will vote together as a single class on all proposals presented in this Proxy Statement. Outstanding shares of the Company, represented in person or by proxy, having a majority of the voting power shall constitute a quorum at the meeting. A plurality of the voting power of the shares represented at the meeting is required to elect directors and the ten nominees who receive the most votes will be elected. The affirmative vote of a majority of the voting power of the shares represented at the meeting is required to approve the adoption of the Richardson Electronics, Ltd. Employees' 2001 Incentive Compensation Plan, the granting of Options thereunder and the issuance of shares upon the exercise of such Options, and the amendment to the Richardson Electronics, Ltd. Employees' 1999 Stock Purchase Plan. A proxy in the accompanying form which is properly signed, dated, returned and not revoked will be voted in accordance with the instructions contained therein. Unless authority to vote for the election of directors (or for any nominee) is withheld, proxies will be voted for the directors proposed by the Board, and, if no contrary instructions are given, proxies will be voted for approval of the Richardson Electronics, Ltd. Employees' 2001 Incentive Compensation Plan, the granting of Options thereunder and the issuance of shares upon the exercise of such Options, and approval of the amendment to the Richardson Electronics, Ltd. Employees' 1999 Stock Purchase Plan. Discretionary authority is provided in the proxy as to any matters not specifically referred to therein. Management is not aware of any other matters which are likely to be brought before the meeting. However, if any such matters properly come before the meeting, it is understood that the proxy holder or holders are fully authorized to vote thereon in accordance with his or their judgment and discretion. Stockholders of record who are present at the meeting in person or by proxy and who abstain, including brokers holding customers' shares of record who cause abstentions to be recorded at the meeting, are considered stockholders who are present and entitled to vote and they count toward the quorum. Brokers holding shares of record for customers generally are not entitled to vote on certain matters unless they receive voting instructions from their customers.

As used herein, "uninstructed shares" means shares held by a broker who has not received instructions from its customers on such matters and the broker has so notified the Company on a proxy form in accordance with industry practice or has otherwise advised the Company that it lacks voting authority As used herein, "broker non-votes" means the votes that could have been cast on the matter in question by brokers with respect to uninstructed shares if the brokers had received their customers' instructions. An abstention and broker non-vote will have the same effect as a negative vote on the approval of the adoption of the Richardson Electronics, Ltd. Employees' 2001 Incentive Compensation Plan, and approval of the amendment to the Richardson Electronics, Ltd. Employees' 1999 Stock Purchase Plan. However, if a stockholder specifies that a proxy is being voted for less than all shares registered in the stockholder's name it will be counted as present for quorum purposes and voted only for the number of shares specified.

ELECTION OF DIRECTORS

A Board of ten directors will be elected to serve until the next annual meeting, or until their successors are elected and shall have qualified subject to their earlier resignation or removal as permitted by law. The proxies returned pursuant to this solicitation will be voted by the persons named therein for the election as directors of the persons named below under "Information Relating to Directors, Nominees and Executive Officers" as nominees for election as directors unless specifically directed to withhold authority in the proxy. Should any nominee be unable to accept the office of director (which is not presently anticipated), the persons named in the proxies will vote for the election of such other persons as they shall determine.

Information Relating to Directors, Nominees and Executive Officers
The following table sets forth the name, principal occupation and position and offices with the Company, age, and length of service of each of the directors, nominees for director and executive officers of the Company and ownership of Common Stock and Class B Common Stock of the Company (by number of shares and as a percentage of the total outstanding shares of each class and as a percentage of the total voting power of all outstanding voting shares combined) of each director and nominee and each executive officer named in the "Summary Compensation Table" below and of all executive officers and directors as a group. Because Class B Common Stock is convertible into Common Stock the number of shares listed as owned under the Common Stock column in the table also includes the number of shares listed under the Class B Common Stock column. The information in the table has been furnished to the Company by the persons listed.

Name, Principal Occupation and Company Position			Common Stock and Class B Common Stock Beneficially Owned As of August 20, 2001
Directors and Nominees for Election as Director	Age	Director Since	Number of Shares of Common (1)(2)	Percent Of Class	Number of Shares of Class B Common (2)	Percent Of Class	Percent of Total Voting if Class voting not applicable (3)
Edward J. Richardson (4)(24) Chairman of the Board, and Chief Executive Officer of the Company	59	1965	3,499,245 (10)	28.71%	3,195,111	99.66%	80.12%
Scott Hodes (5)(7)(8) Partner, Ross & Hardies, Attorneys at Law, which firm provides Legal services to the Company	64	1983	59,712 (11)	*	3,712	*	*
Samuel Rubinovitz (4)(5)(6)(8)(9) Management Consultant and Chairman of teh Board, LTX Corporation	71	1984	34,606 (12)	*	825	*	*
Arnold R. Allen Management Consultant	69	1986	25,000 (13)	*	11,782 (37)	*	*
Jacques Bouyer (5)(6)(9) Management Consultant	73	1990	38,250 (14)	*	0	*	*
William J. Garry (25) Senior Vice President of Finance and Chief Financial Officer of The Company	54	1994	86,523 (15)	*	0	*	*
Harold L. Purkey (7) Managing Director First Union Securities, Inc.	55	1994	35,000 (16)	*	0	*	*
Ad Ketelaars (9) Independent Advisor	44	1996	12,000 (17)	*	0	*	*
Bruce W. Johnson (26) President and Chief Operating Officer of the Company	60	1996	69,808 (18)	*	0	*	*
John R. Peterson (7)(9) Co-Managing Director Tucker Anthony Sutro Capital Markets	44	1999	18,000 (19)	*	0	*	*
NON-DIRECTOR EXECUTIVE OFFICERS OF THE COMPANY
William G. Seils (27) Senior Vice President, General Counsel and Secretary	66	N.A.	72,872 (20)	*	0	*	*
Robert Prince (28) Executive Vice President, Worldwide Sales	39	N.A.	69,880 (21)	*	0	*	*
Joseph C. Grill (29) Senior vice President - Human Resources	57	N.A.
Flint Cooper (30) Executive Vice President, Security Systems Division	39	N.A.
Pierluigi Calderone (31) Vice President and Managing Director, European Operations	41	N.A.
Robert J. Heise (32) Vice President Display Systems Group	36	N.A.
Gregory J. Peloquin (33) Vice President, RF & Wireless Communications Group	37	N.A.
Kathleen M. McNally (34) Senior Vice President, Marketing Operations	42	N.A.
Murray J. Kennedy (35) Vice President, Industrial Power Group	40	N.A.
Kevin C. Oakley (36) Vice President, Medical Systems Group	48	N.A.
Kevin F. Reilly (35) Senior Vice President & Chief Information Officer	48	N.A.
Executive Officers and Directors As a group (21 persons)			4,281,881 (22)	33.51%	3,211,405 (23)	99.78%	82.16%

(*) Less than 1%.

(1) Includes the number of shares listed under the column "Number of Shares of Class B Common."

(2) Except as noted, beneficial ownership of each of the shares listed is comprised of either sole investment and sole voting power, or investment power and voting power that is shared with the spouse of the Director or officer, or voting power that is shared with the Trustees of the Company's Employees Stock Ownership Plan ("ESOP") with respect to shares identified as allocated to the individual's ESOP account.

(3) Common Stock is entitled to one vote per share and Class B Common Stock is entitled to ten votes per share. Computation assumes that Class B Common Stock held or subject to acquisition pursuant to stock option is not converted.

(4) Member of Executive Committee.

(5) Member of Compensation Committee.

(6) Member of Stock Option Committee.

(7) Member of Audit Committee.

(8) Member of Directors' Executive Oversight Committee.

(9) Member of Strategic Planning Committee.

(10) Includes 3,195,911 shares of Common Stock which would be issued upon conversion of Mr. Richardson's Class B Common Stock, 25,459 shares of Common Stock allocated to the account of Mr. Richardson under the ESOP and 43,797 shares of Common Stock which would be issued upon conversion of $926,000 principal amount of the Corporation's 7-1/4% Convertible Subordinated Debentures, and 53,778 shares of Common Stock which would be issued upon conversion of $968,000 principal amount of the Corporation's 8-1/4% Convertible Senior Subordinated Debentures owned by Mr. Richardson and 9,271 shares of Common Stock which would be issued upon conversion of $196,000 principal amount of the Corporation's 7-1/4% Convertible Subordinated Debentures, and 4,611 shares of Common Stock which would be issued upon conversion of $83,000 principal amount of the Corporation's 8-1/4% Convertible Senior Subordinated Debentures owned by a Trust of which Mr. Richardson is a Co-Trustee and as such shares investment and voting power. Does not include 14,660 shares of Common Stock held by William G. Seils as custodian for Mr. Richardson's sons, Alexander and Nicholas and 2,891 shares of Common Stock held by Mr. Richardson's wife, as to which Mr. Richardson disclaims beneficial ownership.

(11) Includes 3,712 shares of Common Stock which would be issued upon conversion of Mr. Hodes' Class B Common Stock. Also includes 30,000 shares of Common Stock to which Mr. Hodes holds stock options exercisable within 60 days.

(12) Includes 825 shares of Common Stock which would be issued upon conversion of Mr. Rubinovitz' Class B Common Stock. Also includes 30,000 shares of Common Stock to which Mr. Rubinovitz holds stock options exercisable within 60 days.

(13) Includes 11,781 shares of Common Stock to which Mr. Allen holds stock options exercisable within 60 days and an additional 11,782 shares of Common Stock which would be issued upon conversion of 11,782 shares of Class B Common Stock as to which he also holds stock options exercisable within 60 days.

(14) Includes 30,000 shares of Common Stock to which Mr. Bouyer holds stock options exercisable within 60 days.

(15) Includes 11,000 shares of Common Stock to which Mr. Garry holds stock options exercisable within 60 days. Also includes 2,657 shares of Common Stock allocated to the account of Mr. Garry under the ESOP.

(16) Includes 35,000 shares of Common Stock as to which Mr. Purkey holds stock options exercisable within 60 days.

(17) Includes 12,000 shares of Common Stock as to which Mr. Ketelaars holds stock options exercisable within 60 days.

(18) Includes 80,000 shares of Common Stock for which Mr. Johnson holds stock options exercisable within 60 days. Also includes 1,348 shares of Common Stock allocated to the account of Mr. Johnson under the ESOP.

(19) Includes 5,000 shares of Common Stock to which Mr. Peterson holds stock options exercisable within 60 days.

(20) Includes 62,000 shares of Common Stock as to which Mr. Seils holds stock options exercisable within 60 days. Also includes 9,689 shares of Common Stock allocated to the account of Mr. Seils under the ESOP. Does not include shares held as custodian - see (10).

(21) Includes 56,000 shares of Common Stock as to which Mr. Prince holds stock options exercisable within 60 days. Also includes 6,723 shares of Common Stock allocated to the account of Mr. Prince under the ESOP.

(22) Does not include 14,660 shares of Common Stock held by certain members of such group as custodians under Uniform Gift to Minors Acts or 1176 shares of Common Stock held by spouses of member of group. Includes 3,195,111 shares of Common Stock which would be issuable on conversion of Class B Common Stock, 547,719 shares of Common Stock issuable upon options exercisable within 60 days, 11,782 shares of Common Stock which would be issuable on conversion of Class B Common Stock issuable upon options exercisable within 60 days, 43,797 shares of Common Stock which would be issued upon conversion of $926,000 principal amount of the Corporation's 7-1/4% Convertible Subordinated Debentures, and 53,778 shares of Common Stock which would be issued upon conversion of $968,000 principal amount of the Corporation's 8-1/4% Convertible Senior Subordinated Debentures. Includes 66,338 shares of Common Stock held in trust for the benefit of the Company's profit sharing trust and ESOP allocated to the accounts of all executive officers and directors as a group; such shares are ratably forfeitable in the event the officer leaves the employ of the Company prior to completing six years of service.

(23) Includes 11,782 shares of Class B Common Stock issuable upon exercise of options exercisable within 60 days.

(24) Mr. Richardson has been employed by the Company or its predecessor since 1961, holding several positions. He was Chairman of the Board, President and Chief Executive Officer of the Company from September 1989 until November 1996 when Mr. Johnson became President. Mr. Richardson continues to hold the offices of Chairman of the Board and Chief Executive Officer.

(25) Mr. Garry was Vice President of Finance, Chief Financial Officer and Director since joining the Company in June 1994 and was elected Senior Vice President of Finance in July 1998.

(26) Mr. Johnson has been President, Chief Operating Officer and Director since joining the Company in November 1996. Prior thereto, from January 1992 until January 1996, he was president of Premier Industrial Corporation, a New York Stock Exchange listed company which was acquired by Farnell Ltd. in April 1996. He was executive vice president of Premier from February 1987 until January 1992. Premier is a full service business to business supplier of electronic components for industrial and consumer products, essential maintenance and repair products for industrial, commercial and institutional applications, and manufactures high-performance fire-fighting equipment.

(27) Mr. Seils has been Senior Vice President since January 1992 and General Counsel and Secretary since May 1986. Prior to joining the Company in 1986, he was a partner in the law firm of Arvey, Hodes, Costello and Burman, Chicago, Illinois.

(28) Mr. Prince has been Executive Vice President of Worldwide Sales since February 1998 and was Vice President of Worldwide Sales from November 1996 until February 1998. He was Vice President of Sales from November 1991 until November 1996 and held several other positions since joining the Company in November 1978.

(29) Mr. Grill has served as an officer of the Company since 1987 and became an executive officer in the position of Vice President - Corporate Administration in 1992. In 1994 his title was changed to Vice President, Human Resources, and in 1999 he was made Senior Vice President, Human Resources.

(30) Mr. Cooper has been Executive Vice President - SSD since joining the Company in November 1994. He was director of CCTV Sales with Arius, Inc. from February 1991 until November 1994 and purchasing agent at ADT Security Systems, a distributor of electronic security equipment, from August 1988 to January 1991.

(30) Mr. Calderone has been Vice President and Managing Director for European Operations since March 1998. He joined the Company in July 1990 as District Sales Manager for Italy and served as Regional Sales Manager of Italy from February 1991 until March 1998.

(32) Mr. Heise was named Vice President of the Display Systems Group in May 2000. He joined the Company in October 1987 as European Systems and Operations Specialist and has held various other positions in Operations and Sales.

(33) Mr. Peloquin has been Vice President of the RF & Wireless Communications Group (formerly know as Solid State and Components Business Unit), since November 1999 when he rejoined the Company. He first joined the Company in 1990 and held various positions in product management until 1997 when he left to join Motorola, Inc. as Director of Global Distribution for Wireless Infrastructure Division, which position he held until he rejoined the Company in 1999.

(34) Mrs. McNally was named Senior Vice President of Marketing Operations in July 2000. She served as Marketing Services Manager from 1986 until 1989 and was named Vice President and Corporate Officer of Marketing Operations in 1989. She has held various positions within Marketing since joining the Company in 1979.

(35) Mr. Kennedy has been Vice President and General Manager of the Industrial Power Group since September 1999. He has held various industrial product management positions since joining the Company in March 1994. Prior, he held positions with Litton Electron Devices Group and ITT Electron Devices Division.

(36) Mr. Oakley has been Vice President of the Medical Systems Group since December 1999, when he joined the Company. Prior to joining the Company, he was Senior Vice President of Infimed, Inc, and has held various positions in sales and technology for General Electric, Advanced Technology Laboratories and ADAC Laboratories.

(37) Includes 11,782 shares of Class B Common Stock as to which Mr. Allen holds stock options exercisable within 60 days.

(38) Mr. Reilly has been Senior Vice President and Chief Information Officer since 1999 and has been in charge of Information Systems since joining the Company in 1993.

Each nominee's and executive officer's principal occupation and employment for the last five years has been as listed in the table or footnotes thereto, except as follows:

Mr. Allen joined the Company as its President and Chief Operating Officer in September 1985. He retired as President of the Company in September 1989. Since his retirement, Mr. Allen has been a management consultant and presently provides management consulting services to the Company. He served as Chairman of the Strategic Planning Committee of the Company's Board of Directors from April 1991 until April 1992.

Mr. Hodes is a partner at the law firm of Ross & Hardies, which firm provides legal services to the Company.

Mr. Rubinovitz serves the Company as a consultant. He was Executive Vice President of EG&G, Inc., a diversified manufacturer of instruments and components, from April 1989 until his retirement in January 1994. He is also chairman of the board of directors of LTX Corporation, and a director of KLA-Tencor Corporation and Kronos, Inc.

Mr. Bouyer served as chairman of the board of Philips Components of Paris, France, engaged in the manufacture and sale of electronic components and a subsidiary of N.V. Philips of The Netherlands, from April 1, 1990 until January 1, 1994 when he became honorary chairman of the board and a director until December 31, 1995. Mr. Bouyer also was vice chairman of the BIPE Institute for Economic and Market Research from 1981 until 1997. He has been a consultant in business strategies and management since January 1990. Mr. Bouyer is serving the Company as an independent management consultant principally with respect to European matters. He is also a director of LTX Corporation.

Mr. Purkey was President of Forum Capital Markets since May 1997 and senior managing director of such company since May 1994. Forum Capital was acquired in 2000, and Mr. Purkey is now the Managing Director of First Union Securities, the successor to Forum Capital. From July 1990 until February 1994 he was employed by Smith Barney Shearson, holding the position of senior managing director and manager of the convertible bond department.

Mr. Ketelaars presently serves the Company as an employee of certain foreign subsidiaries. He was Vice President and Managing Director of Richardson Electronics Europe from May 31, 1996 until July 10, 1998. He has held several general management positions with companies such as Philips (Electronic Components), ITT (Cable TV), EnerTel (Telecom Operator), and Comsys (Voice Response Systems). Mr. Ketelaars is presently an independent advisor and co-investor in "start-up"companies.

Mr. Peterson is the Co-Managing Director of the Tucker Anthony Sutro Capital Markets ("TASCM"), Investment Banking Department, and a member of the firm's Operating Committee, which provides investment banking services to the Company. Mr. Peterson was the representative of Tucker Anthony Cleary Gull, a predecessor of TASCM, which was one of the lead underwriters for the Company's public offering of 3,600,000 shares of Common Stock, on May 1, 1998. For 13 years prior to joining TASCM in August 1995, Mr. Peterson practiced corporate law and was a shareholder in the Milwaukee, Wisconsin law firm of Godfrey & Kahn, S.C. He is a member of the Board of Directors of Krueger International, Inc., a privately held contract furniture manufacturer, and the Milwaukee Florentine Opera Company. Mr. Peterson received a BA in accounting with high honors from Michigan State University, a CPA certification in Illinois, where he was a tax accountant with Arthur Young, and a JD from the University of Wisconsin.

Executive officers serve for a term until their respective resignation, death or removal.

Board and Committee Meetings

During the last fiscal year, the Company's Board of Directors held 5 meetings. Each Director attended at least 75% of the aggregate number of such meetings and meetings of the Committees on which he served.

The Board's Executive Committee did not meet during the last fiscal year, but acted on 1 occasion by unanimous written consent. The Executive Committee, during the interval between meetings of the Board of Directors, may exercise all authority of the Board in the management of the Company, except as otherwise provided in the Company's By-laws or by applicable law.

The Board's Audit Committee held 4 meetings in the last fiscal year. It meets for the purpose of reviewing and making recommendations regarding the engagement of an independent accounting firm for the Company; the scope of the independent accountants' audit procedures; the adequacy and implementation of internal controls; and such other matters relating to the Company's financial affairs and accounts as it deems desirable or in the best interest of the Company.

The Board's Directors' Executive Oversight Committee held 5 meetings in the last fiscal year. It is charged with monitoring the Company's Government contracting activities and compliance with its Code of Conduct, and policies on ethical business practices and reporting on the same.

The Board's Compensation Committee held 1 meeting in the last fiscal year. It is responsible for reviewing and establishing the compensation policy and guidelines for executive officers and the compensation of the chief executive officer.

The Board's Stock Option Committee held 1 meeting and acted 3 times by consent without meeting in the last fiscal year. It administers the Company's Incentive Stock Option Plan, Incentive Compensation Plan, 1994 Incentive Compensation Plan, 1996 Incentive Compensation Plan, 1996 Stock Purchase Plan, 1998 Incentive Compensation Plan, 1999 Stock Purchase Plan and the 2001 Incentive Compensation Plan including determining the employees to whom stock options, awards or cash bonuses are granted, the number of shares subject to each option or award, and the date or dates upon which each option or award may be exercised.

The Board's Strategic Planning Committee which is responsible for developing and reviewing long term strategic plans for the Company met 1 time in the last fiscal year.

The Company has no standing Nominating Committee or committee performing a similar function.

Directors Compensation

Directors who are not Company employees receive a quarterly fee of $3,000 and a fee of $500 for each Board or Committee meeting attended, plus travel expenses. In addition, each current Non-Employee Director has received a grant of options to acquire 25,000 shares of the Company's Common Stock, upon election to the Board, at exercise prices ranging from $5.25 to $12.875 per share (the fair market value on the date of grant) under the Company's Stock Option Plan for Non-Employee Directors ("Directors' Plan"), or the Company's 1996 Stock Option Plan for Non-Employee Directors ("1996 Directors' Plan"). In addition, each current Non-Employee Director received a grant of an option to acquire an additional 5,000 shares of the Company's Common Stock each April beginning at the later of 1996 or five years after first elected as a director at exercise prices ranging from $5.375 per share to $12.875 per share. Under the Director's Plan and the 1996 Directors' Plan, options are granted to any director of the Company who is not an officer or employee of the Company or any of its subsidiaries or affiliates and who has not been such for a period of one year prior to his first being elected to the Board ("Non-Employee Director"). Options issued under the Directors' Plan and 1996 Directors' Plan are intended to be non-qualified stock options, not entitled to special tax treatment under Section 422A of the Internal Revenue Code of 1986, as amended, from time to time. The Directors' Plan and the 1996 Directors' Plan are administered by the Board of Directors of the Company which has the sole responsibility for construing and interpreting said Plans. Each option granted is evidenced by an option agreement between the optionee and the Company and, subject to the provisions of the Directors' Plan or the 1996 Directors' Plan, contains such terms and conditions as may be approved by the Board. The purchase price of each share that may be purchased upon exercise of an option is the fair market value of the share on the date the option is granted. These options are exercisable for a period of approximately ten years. Under the Directors' Plan, any new "Non-Employee Director" elected or appointed was granted an option to purchase 25,000 shares of the Company's Common Stock on the date such director took office. All options granted under the Directors' Plan vest over a five-year period from the date of grant with 20% of the option shares becoming first exercisable on each anniversary of the grant date. The Directors' Plan was terminated with respect to future grants on April 10, 1996. Under the 1996 Directors' Plan, any new Non-Employee Director elected or appointed after April 30, 1996 is granted an option to purchase 25,000 shares of the Company's Common Stock on the date such director takes office. All such options granted to New Non-Employee Directors vest over a five-year period from the date of grant with 20% of the option shares becoming first exercisable on the anniversary of the grant date. On each April 30 (after April 30, 1996) which is on or after the fifth anniversary of a Non-Employee Director's initial election as a director, such director is granted an additional option for 5,000 shares (subject to adjustment). Unless earlier terminated by the Board, the 1996 Directors' Plan shall terminate on June 1, 2006. The Directors' Plan and the 1996 Directors' Plan provide, among other things, that the option of any optionee, whose status as a director terminates because of retirement, or removal from the Board within one year after a change of control (as defined in the Directors' Plan and 1996 Directors' Plan), shall become fully exercisable with respect to all shares covered thereby and not previously purchased upon exercise of the option and shall remain fully exercisable until the option expires by its terms. Messrs. Allen, Bouyer and Rubinovitz are serving as consultants to the Company and received $14,000, $20,000 and $30,000, respectively, for such services in fiscal 2001. Mr. Allen also has non-qualified stock options for 11,781 shares of Common Stock and 11,782 shares of Class B Common Stock at an exercise price of $12.95 per share.

Affiliations

There is no family relationship between any director and any other director or nominee for director or executive officer of the Company. No nominee or director is a director of any other public company, except Mr. Rubinovitz is a director of KLA-Tencor Corporation, Kronos, Inc., and LTX Corporation, and Mr. Bouyer is a director of LTX Corporation.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who may be deemed to own beneficially more than ten percent of the Company's stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission and NASDAQ. Executive officers, directors and greater than ten percent beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to the Company and written representations from the Company's executive officers and directors, the Company believes that during fiscal 2001 all Section 16(a) filing requirements applicable to its executive officers, directors and greater than ten percent beneficial owners were complied with on a timely basis.

PRINCIPAL STOCKHOLDERS

As of August 20, 2001, no person or firm owned of record, and, so far as it is known to the Company, no person or firm owned beneficially 5% or more of the outstanding Common Stock or Class B Common Stock of the Company, except for Edward J. Richardson whose ownership of Common Stock and Class B Common Stock is set forth above in the table under the caption "Election of Directors - Information Relating to Directors, Nominees and Executive Officers"; and those entities identified and whose ownership of Company stock is set forth in the following table:

Common Stock and Class B Common Stock Beneficially Owned As of August 20, 2001
Name of Beneficial Owner	Number of Shares of Common	Percent of Class	Number of Shares of Class B Common	Percent of Class	Percent of Total Voting If Class Voting Not Applicable (1)
Royce & Associates, Inc, Royce Management Company and Charles M. Royce ...........................	1,534,878 (2)	12.65%	0	0	3.20%
DePrince, Race & Zollo, Inc............	1,494,900 (3)	12.40%	0	0	3.05%
Loomis Sayles & Company, L.P......	911,690 (4)	8.24%	0	0	1.92%
T. Rowe Price Associates, Inc.........	893,200 (5)	7.29%	0	0	1.78%
Dimensional Fund Advisors, Inc.......	646,650 (6)	5.36%	0	0	1.47%

(1) Common Stock is entitled to one vote per share and Class B Common Stock is entitled to ten votes per share. Computation assumes that Class B Common Stock held or subject to acquisition pursuant to stock option is not converted into Common Stock.

(2) Charles M. Royce may be deemed a controlling person of Royce & Associates, Inc. ("Royce") and Royce Management Company ("RMC") and as such may be deemed to beneficially own the shares of Common Stock beneficially owned by Royce and RMC which own 1,534,878 shares of Common Stock which include 62,582 shares of Common Stock which would be issued upon conversion of the Company's 7-1/4% Convertible Subordinated Debentures and 17,222 shares of Common Stock which would be issued upon conversion of the Company's 8-1/4% Convertible Senior Subordinated Debentures owned by Royce and RMC. Mr. Royce does not own any shares outside of Royce and RMC, and disclaims beneficial ownership of the shares held by Royce and RMC. Information disclosed in this table was obtained from Royce on August 24, 2001. The address for Royce is 1414 Avenue of the Americas, New York, NY 10019.

(3) DePrince, Race & Zollo, Inc. is an investment advisor having sole power to dispose of these shares. Information disclosed in this table was obtained on June 6, 2001, from reviewing the Schedule 13G filed by DePrince, Race & Zollo. The address for DePrince, Race & Zollo, Inc. is 201 S. Orange Ave., Suite 850, Orlando, FL 32801.

(4) Loomis Sayles & Company, L.P. ("Loomis"), an investment advisor, shares the power to dispose of the shares and shares the power to vote 212,393 shares of the 911,690 shares held by Loomis. This information is based on a current shares outstanding figure of 11,066,690. The outstanding shares figure is derived from a summation of 10,155,000 of Richardson Electronics ("Richardson") equity shares outstanding plus 911,690 shares of Richardson's convertible debt held by Loomis after conversion to equity [(19,273,000/1,000)/47.304]. The address for Loomis is One Financial Center, Boston, MA 02111.

(5) Includes 193,000 shares of Common Stock which would be issued on conversion of the Company's 7-1/4% Convertible Subordinated Debentures owned by T. Rowe Price Small-Cap Value Fund. These securities are owned by various individual and institutional investors including T. Rowe Price Small Cap Value Fund, Inc. which owns 785,120 shares, representing 6.51% of the shares outstanding, which T. Rowe Price Associates, Inc. ("Price Associates") serves as investment advisor with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact the beneficial owner of such securities. Price Associates has sole dispositive power for 785,120 shares of Common Stock and sole voting power for 34,900 shares of Common Stock. Information disclosed in this table was obtained from Price Associates on February 12, 2001. The address for Price Associates is 100 East Pratt Street, Baltimore, MD 21202.

(6) Dimensional Fund Advisors, Inc. ("Dimensional"), an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other investment vehicles, including commingled group trusts. (These investment companies and investment vehicles are the "Portfolios"). In its role as investment advisor and investment manager, Dimensional possessed both voting and investment power over 646,650 shares of Richardson Electronics, Ltd. stock as of February 2, 2001. The Portfolios own all securities reported in this statement, and Dimensional disclaims beneficial ownership of such securities. Information disclosed in this table was obtained from reviewing the Schedule 13G filed by Dimensional on February 2, 2001.

EXECUTIVE COMPENSATION

The following table sets forth the annual and long-term compensation for the Company's chief executive officer and the four highest paid executive officers (named executives), as well as the total compensation paid to each such individual for the Company's two prior fiscal years:

Name and Princpal Position	Year	Annual Compensation			Long-Term Compensation			All Other Compensation (3)
					Awards		Payouts
		Salary	Bonus	Other Annual Compensation (1)	Restricted Stock Awards (2)	Stock Options / SARs	Long-Term Incentive Payouts
Edward J. Richardson CEO and Chairman of the Board	2001 2000 1999	$ 419,165 419,165 403,043	$ 354,680 262,080 173,972	$ - - -	- - -	- - -	$ - - -	$ 11,702 10,044 7,956
Bruce W. Johnson President and Chief Operating Officer	2001 2000 1999	351,318 340,704 327,600	119,705 234,083 69,333	- - -	10,000 10,000 10,000	50,000 10,000 20,000	- - -	11,702 10,044 7,956
William J. Garry Senior Vice President, Finance and Chief Financial Officer	2001 2000 1999	198,814 189,194 183,818	95,926 100,904 63,319	- - 30,245	- - 5,000	15,000 10,000 15,000	- - -	11,702 10,044 7,956
William G. Seils Senior Vice President, General Counsel and Secretary	2001 2000 1999	193,433 187,905 182,534	111,996 114,622 86,960	- - -	- - -	15,000 10,000 15,000	- - -	11,702 10,044 7,956
Robert L. Prince Executive Vice President, Worldwide Sales	2001 2000 1999	183,565 172,571 165,808	93,994 96,652 70,518	- - -	- - -	15,000 10,000 15,000	- - -	11,702 10,044 7,956
(1) While officers enjoy certain perquisites, such perquisites do not exceed the lesser of $50,000 or 10% of such officer's salary and bonus except as shown.
(2) The restricted stock issued to Bruce W. Johnson vests within one year, and William J. Garry vests in five equal annual installments.
(3) These amounts represent the Company's discretionary and 401(k) matching contributions to the Company's Profit Sharing Plan.

The following table sets forth certain information concerning Options granted during fiscal 2001 to the named executives:

OPTION GRANTS IN LAST FISCAL YEAR

Name	Options Granted (1) (2)	% of Total Options Granted to Employees in FY'01	Exercise or Base Price ($/sh)	Expiration Date	Fair Value at Grant Date (3)
Edward J. Richardson Bruce W. Johnson William J. Garry William G. Seils Robert L. Prince	- 50,000 15,000 15,000 15,000	- 11.5% 3.5% 3.5% 3.5%	$ - 13.810 13.810 13.810 13.810	- 9/14/10 9/14/10 9/14/10 9/14/10	$ - 355,500 106,650 106,650 106,650

(1) Options granted become exercisable in annual increments of 20%, beginning September 12, 2001.

(2) Options granted under the option plan are exercisable for a period of up to ten years from the date of grant. Options terminate upon the Optionee's termination of employment with the Company, except under certain circumstances.

(3) The fair value of the option at the grant date was calculated using the Black-Scholes option-pricing mode., using the following assumptions: $.16 annual dividend per share, expected annual standard deviation of stock price of 50% and a risk-free interest rate of 6.0%.

The following table summarizes options exercised during fiscal year 2001 and presents the value of the unexercised options held by the named executives at fiscal year end:

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR END OPTION VALUES
At May 31, 2001

Name	Options Exercised		Number of Unexercised Options held at Fiscal Year end		Value of Unexercised, In-the-money Options at Fiscal Year end (1)
	Shares Acquired	Value Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Edward J. Richardson Bruce W. Johnson William J. Garry William G. Seils Robert L. Prince	- - 47,000 14,970 11,850	$ - - 416,499 103,862 69,830	- 59,000 - 62,000 44,000	- 86,000 38,000 38,000 41,000	$ - 245,540 - 294,100 195,765	$ - 165,160 67,900 67,900 121,560
(1) Represents the difference between $12.06 per share (the closing price of the Company's common stock on June 1, 2001) and the exercise price of the options.

Report on Executive Compensation

Traditionally, the Company's executive officers' compensation has been determined by the Company's Chief Executive Officer due to the relatively small number of other executive officers and the Chief Executive Officer's personal knowledge of the relative performance and responsibilities of each executive officer. Compensation for the Company's executive officers, other than the Chief Executive Officer, for the fiscal year ended May 31, 2001 was established in this manner, except for long-term incentive compensation in the form of stock option and restricted stock award grants which were established by the Stock Option Committee. The compensation for the Company's Chief Executive Officer for fiscal 2001 was determined pursuant to a formula set by the Board of Directors in 1983, prior to the effective date of the Securities and Exchange Commission rules mandating disclosure of basis for such compensation, at a fixed base salary adjusted annually on each June 1 for changes in the cost of living ($419,165 for fiscal 2001), and a bonus equal to 2% of the Company's after tax profits. Mr. Richardson's bonus for fiscal year 2001, based on 2% of net income was $354,680. The Company expects that the Chief Executive Officer will continue to set compensation for the Company's other executive officers with the advice and guidance of the Compensation Committee of the Board of Directors and the Company's President, Bruce W. Johnson, with respect to other executive officers, that the Stock Option Committee will determine the granting of options and stock awards, and that the Chief Executive Officer's compensation will be set by the Compensation Committee.

Bruce W. Johnson became the Company's President and Chief Operating Officer on November 12, 1996 pursuant to an agreement dated as of November 7, 1996, which provides for an annual base salary subject to adjustment in certain circumstances, and a bonus if the Company's earnings per share for the year exceeds its earnings per share for the prior fiscal year with the amount of such bonus, if any, determined by the Company's actual earnings per share performance in relation to the Company's budgeted earnings per share for the year. The agreement also provides for payments to Mr. Johnson for one year equal to his salary and bonus and other employee benefits if his employment is terminated under certain circumstances, including, without cause or from a change-in-control, or a breach by the Company.

Individual compensation of other executive officers has been established to maintain equitable internal relationships taking into account the responsibilities, experience, seniority, and work performance of the individual executive, the overall performance of the Company and the unit or area of responsibility of the executive, and the strategic objectives and budget considerations of the Company. The relative weight given to each of these factors varies from individual to individual and from year to year. Increases in executive officers' base salaries for the year ended May 31, 2001 ranged from 0% to 16% and increases aggregating approximately 6% in base salaries of executive officers are planned for the year ending May 31, 2002.

A significant portion of each executive officer's compensation is in the form of a bonus (in fiscal 2001 it was budgeted to be from 50% to 60% of base compensation depending on the executive) which is performance-related. Bonuses are designed to reward executives for achieving and exceeding Company performance goals and/or individual performance goals. Bonuses or portions thereof, in fiscal 2001, for certain executive officers were based upon targeted levels of the Company's earnings. For bonuses or portions thereof based upon individual performance, the performance criteria or goals varied with each executive as set by the Chief Executive Officer after the executive's annual review. For example, an executive responsible for a business unit may receive a bonus or a portion thereof based upon the business unit meeting its financial goals while an executive in charge of other functions may receive a bonus or portion thereof based upon his achieving individual performance objectives which are generally subjective, established specifically for him by the Chief Operating Officer or Chief Executive Officer. For the fiscal year ended May 31, 2001 such individual performance bonuses or portions thereof were paid at percentages of target, ranging from 78% to 111%. Financial measures (e.g. earnings per share, return on invested capital, gross margin) and targets for each executive officer are set at the beginning of the fiscal year by the Chief Executive Officer, or the Chief Operating Officer and reviewed by the Chief Executive Officer, although discretionary adjustments are possible should unforeseen events occur.

Salary levels, bonus criteria and performance objectives for the Company's executive officers are examined each year to take into account factors discussed above and other additional factors believed appropriate at the time. Executive compensation structures and levels for each year's targeted overall Company and individual performance goals are determined following regular structured annual reviews of each executive officer conducted by the Chief Executive Officer and/or Chief Operating Officer. Target performance levels take into account historic patterns of Company performance and strategic objectives.

Individual stock option grants in fiscal 2001 were determined giving consideration to the factors discussed above and previous option grants and to give the executive officers additional incentive to improve the overall performance of the Company. This resulted in total options granted to executive officers in fiscal 2001 of 175,000 shares, and restricted stock awards aggregating 12,294 shares. The Chief Executive Officer does not participate in these plans.

In addition all executive officers, including the Chief Executive Officer, participate in broad based benefits generally available to all U.S. employees of the Company, such as medical, dental, disability, life insurance, profit sharing (which includes a 401(k) feature), employees stock ownership and employees stock purchase plans.

The Omnibus Budget Reconciliation Act of 1993 (the "Act") amended the Internal Revenue Code, section 162(m), to limit deductibility for the Company for income tax purposes of compensation paid to the Chief Executive Officer and the 4 other highest paid executive officers to $1 million per year, per person, subject to certain exceptions. The Company does not currently have any executive exceeding that limitation. If at a future date it appears likely that such limitation may be exceeded, the Committee will consider recommending restructuring of executive compensation programs in light of the requirements of the Act and the regulations that may be promulgated thereunder to permit them to meet the exceptions to the limitation so such compensation may continue to be deductible.

EDWARD J. RICHARDSON
JACQUES BOUYER
SCOTT HODES
SAMUEL RUBINOVITZ

The following graph sets forth the cumulative total stockholder return (assuming reinvestment of dividends) to the Company's stockholders during the five-year period ended May 31, 2001, as well as a broad equity market index (NASDAQ Stock Market (US & Foreign) Index) and a published industry index (NASDAQ Electronic Component Stock Index). All three indices reflect the value of an investment of $100 made on June 1, 1994. The stock price performance shown below is not necessarily indicative of future stock price performance.

PROPOSAL TO APPROVE THE RICHARDSON ELECTRONICS, LTD.
EMPLOYEES' 2001 INCENTIVE COMPENSATION PLAN

On August 17, 2001, the Board of Directors of the Company adopted, subject to stockholders approval, the Richardson Electronics, Ltd. Employees' 2001 Incentive Compensation Plan ("Plan") providing for the grant of stock options ("Options"), stock awards ("Awards") and cash bonuses ("Bonuses") to permit the Company to continue to offer these Options, Awards and Bonuses as incentive compensation to attract and retain capable executives and other key employees. The options and awards authorized under similar prior plans are nearly exhausted. The new Plan is proposed to permit continuation of the stock option and stock award program for the recruitment, motivation and retention of employees. The full text of the Plan is set forth in Exhibit A to this proxy statement. The following description of the Plan is qualified in its entirety by reference to the text of such Plan. The Plan is designed to comply with the requirements of Section 16(b) of the Securities Exchange Act of 1934.

Under the Plan, Options, Awards and Bonuses may be granted to key administrative, managerial or executive employees of the Company. Options permit the Grantee to purchase (at a price fixed by the Stock Option Committee) shares of the Company's Common Stock, $.05 par value, upon exercise of the Option. Options may be either options intended to be incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, (the "Code"), or non-qualified stock options not intended to meet the requirements of Section 422 of the Code. Incentive Stock Options which first become exercisable in any calendar year for shares with a fair market value on the date of grant in excess of $100,000 are treated as non-qualified stock options to the extent of such excess. Awards are a grant of shares of Common Stock without the payment of additional consideration by the employee Grantee and may be unrestricted or restricted, in which the employees' right to the shares vest over time. Bonuses, if granted, generally are intended to be in an amount and with timing that would approximate the tax payable by a Grantee of an Option or an Award to encourage the Grantee to hold the shares acquired rather than sell them to pay taxes. The purpose of the Plan is to attract and retain capable executives and other key employees in the employ of the Company (currently approximately 130 persons) by giving these individuals the opportunity to acquire or increase their equity interest in the Company. 900,000 shares of the Company's Common Stock, $.05 par value, subject to adjustment in accordance with the provisions of the Plan, are being reserved for issuance on exercise of Options granted pursuant to the Plan or for Awards granted pursuant to the Plan. No one Grantee may receive Options and Awards for more than 100,000 shares in any one year. Such shares may be either authorized but unissued shares of the Company, or shares which have been or may be reacquired by the Company, including treasury shares.

The Plan is administered by the members of the Stock Option Committee appointed by the Board of Directors who are Non-Employee Directors as that term is defined in Rule 16b-3 of the Securities and Exchange Commission. No member of the Committee is eligible to participate in the Plan. The Committee has the authority to grant Options, Awards and Bonuses to eligible employees, to determine the terms of those Options and Awards and to interpret the Plan. The Plan will continue until August 17, 2011. Neither the grant of an Option or of an Award by the Company shall create any obligation on the Company to retain the services of the Grantee for any stated period of time. Options and Awards granted under the Plan shall be evidenced by an Option or Restricted Stock Award agreement between the Optionee or Grantee, as the case may be, and the Company, and subject to the provisions of the Plan. The Committee has the discretion to fix the purchase price of each share that may be purchased upon exercise of an Option, so long as it is not less than 50% of the fair market value on the date of grant for non-qualified stock options and 100% of the fair market value on the date of grant for incentive stock options. Options granted may be exercisable for such period of time as fixed by the Committee, but in no event for a period greater than ten years from the date of grant. The Committee has the discretion to determine what if any vesting schedule shall apply with respect to the Options and the Awards granted under the Plan. Except for any vesting restrictions that the Committee may place upon any Option, it may be exercised at any time or from time to time during the Option period as to all or any part of the shares of Common Stock subject to the Option. Options granted under the Plan may be exercised by (i) cash payment of the full amount of the exercise price, or (ii) in the discretion of the Committee, through the delivery of shares of the Company's Common Stock previously held by the Optionee with a fair market value equal to the full amount of the exercise price, or (iii) by a combination of such methods. Neither Awards nor Options intended to qualify as incentive stock options granted under the Plan are transferable, except by will or by the laws of descent and distribution, so that during the life of the Grantee, the Grantee's Options and Awards may be exercised or received only by the Grantee. The Committee may provide for transferability of non-qualified Options to the Grantee's family members, trusts for such family members or partnerships of such family members. The Committee may in its sole discretion permit the option holder to exercise the Option after his termination of employment. The exercise of an Option shall be subject to such other requirements, if any, as may in the opinion of the Committee be necessary or advisable for the purpose of complying with applicable statutes and regulations (including securities laws and regulations), and the rules of the stock exchange or the over-the-counter market in which the Company's Common Stock is traded.

The Board of Directors may from time to time amend, consistent with applicable laws and regulations, suspend, or terminate the Plan, without action by the Company's stockholders, except for an amendment which would increase the aggregate number of shares of the Company's Common Stock subject to the Plan or reduce the minimum Option price (unless to conform to the Code or governing law), and no amendment, suspension or termination of the Plan shall impair or adversely alter any outstanding Option or Award without the consent of the Grantee.

Federal Income Tax Consequences
The federal income tax consequences of Options, Stock Awards and Cash Bonuses are summarized below. The Company expresses no opinion as to the tax consequences of an Option, Stock Award or Cash Bonus as to any particular employee.

  OPTIONS. Options granted under the Plan may be either intended to qualify or not qualify as "incentive stock options" under Section 422A of the Internal Revenue Code at the discretion of the Committee

(a) Non-Qualified Options. The employee will not realize ordinary income upon the grant of a non-qualifying Option, but at the time of exercise will realize ordinary income for federal income tax purposes in an amount equal to the excess of the fair market value of the stock acquired over the Option Price. The Company will be entitled to an income tax deduction in the amount of ordinary income realized by the employee at the time the income is recognized subject to the limitations of Section 162 (m) of the Code. If shares so acquired are later sold or exchanged, the difference between the sale price and the fair market value on the date of exercise of the Option will generally be treated for tax purposes as capital gain or loss to the employee.

If the employee pays the Option Price, in whole or in part, with previously acquired shares, the employee will be deemed to have exchanged previously acquired shares for an equal number of new shares, and to have received any additional new shares for the other consideration, if any, paid. No gain or loss is recognized upon delivery of the previously acquired shares to the Company. The shares received by the grantee equal in number to the previously acquired shares exchanged therefor will have the same basis and holding period as the previously acquired shares, and the employee will not recognize income in respect of the receipt of such shares. Employees will recognize taxable income with respect to shares received in excess of the number of previously acquired shares in accordance with the rules described above and such shares will have a basis equal to the consideration paid, if any, plus the amount of ordinary income recognized. The employee's holding period for such shares commences as of the date ordinary income is recognized.

(b) Incentive Stock Options. In general, an employee will not be subject to tax at the time an Incentive Stock Option is granted or exercised. However, the excess of the fair market value of the shares received upon exercise of the Incentive Stock Option over the Option Price is potentially subject to the alternative minimum tax. Upon disposition of the shares acquired upon exercise of an Incentive Stock Option, capital gain or capital loss will be recognized in an amount equal to the difference between the sale price and the Option Price, provided that the employee has not disposed of the shares within two years of the date of grant or within one year from the date of exercise and further provided that the employee has been employed by the Company at all times from the Grant Date until the date three months before the date of exercise (one year in the case of permanent disability). If the employee disposes of the shares without satisfying both the holding period and employment requirements (a "Disqualifying Disposition"), the employee will recognize ordinary income at the time of such Disqualifying Disposition to the extent of the difference between the Option Price and the lesser of the fair market value of the shares on the date the Incentive Stock Option is exercised or the amount realized on such Disqualifying Disposition. Any remaining gain or loss is treated as a capital gain or capital loss.

If the employee pays the Option Price, in whole or in part, with previously acquired shares, the exchange will not affect the tax treatment of the exercise. Upon such exchange, and except for Disqualifying Dispositions, no gain or loss is recognized upon the delivery of the previously acquired shares to the Company, and the shares received by the employee equal in number to the previously acquired shares exchanged therefor will have the same basis and holding period for capital gain or capital loss purposes as the previously acquired shares. However, the excess of the fair market value of the shares received upon exercise of the Incentive Stock Option over the Option Price is potentially subject to the alternative minimum tax. Shares received by the employee in excess of the number of previously acquired shares will have a basis equal to the gain, if any, on exercise of the Incentive Stock Option and any cash paid on the exercise. The holding period for such shares commences as of the date the shares are issued to the employee. If such an exercise is effected using shares previously acquired through the exercise of an Incentive Stock Option, the exchange of the previously acquired shares will be considered a disposition of such shares for the purpose of determining whether a Disqualifying Disposition has occurred. The Company is not entitled to a tax deduction upon either the exercise of an Incentive Stock Option or upon disposition of the shares acquired pursuant to such exercise, except to the extent that the employee recognized ordinary income in a Disqualifying Disposition and in such event subject to the limitations of Section 162(m) of the Code.

  STOCK AWARDS. In the case of a Stock Award, an employee will generally realize income for federal income tax purposes only when his rights to the underlying stock either become transferable or are no longer subject to a substantial risk of forfeiture. For most employees this will occur when their rights vest under their Stock Award. An employee may also elect to recognize income as of the date on which the Stock Award is granted as described below. In any event, the amount of income so realized is equal to the value of the shares of Common Stock at the time the employee realizes income. The Company will be entitled to an income tax deduction in the amount of ordinary income realized by the employee at the time the income is recognized subject to the limitations of Section 162(m) of the Code. If shares so acquired are later sold or exchanged, the difference between the sale price and the fair market value on the date of recognition of income for tax purposes will generally be taxable as long-term capital gain or loss depending upon whether the shares have been held for more than one year. The Code may permit a grantee of a Restricted Stock Award to elect to have the Restricted Stock Award treated as taxable income in the year of the Award and to pay tax at ordinary income rates on the fair market value of all of the shares awarded based on the price of the shares on the date the recipient receives a beneficial interest in such shares. The election must be made promptly within the time limits prescribed by the Code. Any appreciation in value thereafter would be taxed at capital gain rates when the restrictions lapse and the Common Stock is subsequently sold. However, should the market value of the Common Stock, at the time the Common Stock is sold, be lower than at the date acquired, the grantee would have a capital loss, to the extent of the difference. In addition, if after electing to pay tax on the Award in the year received the recipient subsequently forfeits the Award for any reason, the tax previously paid is not recoverable.

  CASH BONUSES. At the time the Cash Bonus is paid, the recipient will receive compensation income and the Company will receive a deduction for compensation income in the amount of the Cash Bonus.

Interests of Directors, Nominees and Executive Officers
No director or nominee (unless he is an employee of the Company other than Mr. Richardson) is eligible for a grant of an Option, Award or Cash Bonus. All executive officers of the Company, except Mr. Richardson, are eligible to participate. However, except as set forth in the above described limitations in the Plan, it is not possible to identify the persons who will be granted Options, Awards or Bonuses under the Plan, the number of shares subject to any Option or constituting any Award, the amount of any Bonus, or the terms and conditions, if any, of any Option, Award or Bonus, because these matters will be determined by the Committee in the future.

Stockholder Vote
The affirmative vote of the holders of shares possessing a majority of the voting power present in person or represented by proxy and entitled to vote at the meeting is required to adopt the proposed Plan. The Plan and all options granted thereunder will terminate and become null and void if the Plan is not approved by the stockholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR
THE PROPOSAL REGARDING THE RICHARDSON ELECTRONICS, LTD. EMPLOYEES'
2001 INCENTIVE COMPENSATION PLAN.

PROPOSAL TO APPROVE AN AMENDMENT TO THE RICHARDSON ELECTRONICS, LTD.
EMPLOYEES 1999 STOCK PURCHASE PLAN

The Company's Employees Stock Purchase Plan adopted in 1983 and continued with the 1996 Stock Purchase Plan adopted in 1996, and the 1999 Plan adopted in 1999, the purpose of which was to attract, motivate and retain personnel by offering employees of the Company through the grant of stock options (at 85% of the fair market value of such stock on the date of grant, or the date of exercise, whichever is lower) the opportunity to participate in the appreciation in value of the Company's Common Stock which may result from their performance. The shares available for purchase under such Plans are nearly exhausted. On April 11, 2001, the Board of Directors of the Company adopted, subject to stockholder approval, an amendment to the Richardson Electronics, Ltd. Employees 1999 Stock Purchase Plan ("Purchase Plan") to increase the number of shares subject to the Purchase Plan by 100,000 shares so as to permit the Company to continue to offer this employee benefit. The full text of the amendment is set forth in Exhibit B to this proxy statement. The Purchase Plan is designed to comply with the requirements of Section 423 of the Internal Revenue Code and Section 16b of the Securities Exchange Act of 1934. It is not subject to the Employee Retirement Income Security Act of 1974, nor subject to the qualification provisions of Section 401a of the Internal Revenue Code.

The Purchase Plan is administered by the members of the Stock Option Committee appointed by the Board of Directors who are "Non-Employee Directors" as that term is defined in Rule 16b-3 of the Securities and Exchange Commission. No member of the Committee is eligible to participate in the Purchase Plan. The Committee is authorized to fix grant dates for options to be granted under the Purchase Plan, interpret the Purchase Plan, and control and manage the operations and administration of the Purchase Plan pursuant to such rules and regulations as it may from time to time adopt for carrying out the purposes of the Purchase Plan.

Subject to adjustments in accordance with the provisions of the Purchase Plan as amended, 250,000 shares of the Company's Common Stock, $.05 par value (the "Common Stock") are reserved for issuance on exercise of options granted pursuant to the Purchase Plan. Such shares may be either authorized, but unissued shares of the Company, or shares which have been or may be reacquired by the Company including treasury shares.

All regular employees of the Company and its subsidiaries who are designated by the Committee, who work more than 20 hours a week or more than five months during the year, may participate in the Purchase Plan. However, no employee may participate, if immediately after the option is granted, such employee beneficially owns (directly or by attribution) 5% or more of the Company's Common Stock, and no option may be granted to any employee which would permit his or her right to purchase Common Stock pursuant to any unexpired offering under the Purchase Plan and any other employee stock purchase plan to accrue at a rate which exceeds $25,000 during any calendar year based on the fair market value of such stock as determined on the grant date. The decision to participate is voluntary on behalf of the employee. Currently there are approximately 775 persons eligible to participate. All eligible employees are given written notice of a grant date and the opportunity to elect to participate through payroll deductions between 1 and 10% of their annual base compensation up to a maximum of $250,000 of compensation.

The Committee will from time to time, as of a specified date (the "Grant Date"), offer options for shares of Common Stock to eligible employees on the date it so designates (an "Offering"). Subsequent Grant Dates will not be less than approximately one year apart.

Eligible employees may become participants by completing and delivering to the Company such election and other forms as are required by the Committee, including a payroll deduction form, at least ten days before a Grant Date. A participant cannot increase or decrease the amount of his or her payroll deduction during the term of an option unless an adjustment in his or her compensation occurs, in which case, absent instructions to the contrary, his or her payroll deduction will be automatically adjusted to reflect such change. An Employee Stock Purchase Plan Account (the "Account") is established for each participant and payroll deductions are credited to the Account. No interest is paid on any amounts in such Accounts.

Unless a participant gives written notice of termination or his or her employment is terminated prior to the exercise date of an option, each option is exercised automatically on the last business day prior to the last business day of the eleventh calendar month following the month of the Grant Date for such number of full shares as may be purchased with the accumulated payroll deductions credited to his or her Account on that date.

The purchase price for the shares covered by options granted under the Purchase Plan will be equal to 85% of the fair market value of the shares on the Grant Date or the date of exercise, whichever is lower. The fair market value of the shares on a date is equal to (i) the mean of the closing bid and asked quotations (as reported by NASDAQ), or (ii) if the Common Stock is traded on a securities exchange, the last sale price of the Common Stock on such exchange. The term of each option will expire on the last business day of the eleventh calendar month following the month of the Grant Date.

In the event an Offering is oversubscribed, the Committee may, in its sole discretion, either increase the number of shares in the Offering or make a pro rata allocation of available shares in the Offering in such a manner as it deems uniform and equitable. However, if the Committee decides to make a pro rata allocation, the payroll deductions elected by participants will be proportionately reduced to properly effectuate such allocation and the Committee will notify each participant in writing of such allocation.

An employee's rights or options under the Purchase Plan are exercisable only by him or her during his or her lifetime, and such rights or options may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution. Any attempt to sell, pledge, assign or transfer such rights or options shall be without effect, except that the Company may treat such act as an election to terminate an option.

The Board of Directors may from time to time amend or terminate, consistent with applicable laws and regulations, the Purchase Plan, without action by the Company's stockholders, except for an amendment which would (i) increase the aggregate number of shares of the Company's Common Stock subject to the Plan, (ii) alter the classification of employees eligible to participate, (iii) increase the option price, or (iv) cause the Purchase Plan not to qualify as an "employee stock purchase plan" under section 423(b) of the Internal Revenue Code, and no amendment or termination of the Purchase Plan shall impair or adversely alter any outstanding Option without the consent of the employee participant therein.

Federal Income Tax Consequences
The federal income tax consequences of an option offering under the Purchase Plan, and the exercise thereof and the disposition of shares so acquired are summarized below. The Company expresses no opinion as to the tax consequences of an option offering, an exercise, or a disposition of shares acquired as to any particular employee.
The funds deducted from the employee's pay are included in the employee's ordinary compensation and will be taxable in the year in which earned. The options granted under the Purchase Plan however, are intended to qualify as options granted under Section 423 of the Internal Revenue Code, and, in general, the employee will not realize taxable income at the time of grant, or option exercise and purchase of shares. Upon disposition of the shares acquired upon exercise of an option granted under the Purchase Plan (provided they are held for at least 2 years after the Grant Date and 1 year after the Exercise Date) the employee will realize ordinary income on disposition to the extent of the lesser of (1) the amount by which the fair market value of the stock at the time the option was granted exceeded the option price, and (2) the amount by which the fair market value of the stock at the time of disposition of the stock exceeded the price paid. Any further gain is taxed as capital gain. Where an employee sells the stock before the expiration of the required holding period, he realizes ordinary income (compensation) to the extent of the difference between the option price and the fair market value of the stock at the date the option was exercised. The Company is entitled to a tax deduction to the extent the employee recognizes ordinary income subject to the limitations of Section 162(m) of the Internal Revenue Code.

Interest of Directors, Nominees and Executive Officers
Non-employee directors are not eligible to participate in the Purchase Plan. All employee directors and executive officers are eligible to participate, however, except as set forth in the above described limitations in the Purchase Plan, it is not possible to identify which of such persons will elect to participate in offerings under the Purchase Plan or the extent of their participation, because this will be determined in the future to the extent the Company makes an offering and then to the extent the person elects to participate.

Stockholder Vote
The affirmative vote of the holders of shares possessing a majority of the voting power present in person or represented by proxy and entitled to vote at the meeting is required to adopt the proposed amendment to the Purchase Plan. The amendment to the Purchase Plan and all options granted thereunder will terminate and become null and void if the amendment to the Purchase Plan is not approved by the stockholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE PROPOSAL REGARDING THE AMENDMENT OF THE RICHARDSON ELECTRONICS, LTD. EMPLOYEES' 1999 STOCK PURCHASE PLAN.

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

The Company's independent public accountants for the current year are Ernst & Young LLP who have been the Company's independent accountants since December 1981. A representative of Ernst & Young LLP is expected to be present at the meeting, with the opportunity to make a statement if such representative desires to do so, and such representative is expected to be available to respond to appropriate questions from stockholders.

REPORT OF THE AUDIT COMMITTEE

Pursuant to its written Charter, the Audit Committee has:

  Reviewed and discussed the audited financial statements with management and with the independent auditors.

  Discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards Board No. 61.

  Received the written disclosures from the independent auditors required by Independence Standards Board Standard No. 1, and has discussed with the independent auditors the auditors' independence, and considered the compatability of non-audit services provided to the Company by the auditors with their independence.

  Based on the review and discussion above, recommended to the Board of Directors (and the Board of Directors has accrepted the recommendation) that the audited financial statements be included in the Company's Annual Report on Form 10-K for the last fiscal year for filing with the Securities and Exchange Commission.

Audit Fees -
The aggregate fees charged by Ernst & Young LLP for the audit of the Company's 2001 annual financial statements and the review of the Company's quarterly financial statements included in the Company's quarterly reports on Form 10-Q during fiscal 2001 were $199,242.

Financial Information Systems Design and Implementation Fees -
The Company incurred no fees with Ernst & Young LLP for professional services relating to designing or implementing the Company's computer accounting systems or operating or supervising the operation of the Company's information systems during fiscal 2001.

All Other Fees -
Ernst & Young LLP charged an aggregate of $709,000 during fiscal 2001 for all other services provided to the Company not included in the preceding two paragraphs. These services were primarily related to tax planning and services.

The Board of Directors has determined that the members of the Audit Committee are independent as that term is defined by The National Association of Securities Dealers listing standards.

Members of the Audit Committee:

Scott Hodes
Harold L. Purkey
John R. Peterson

ANNUAL REPORT

The Company's Annual Report to Stockholders for the year ended May 31, 2001, including financial statements, accompanies this Proxy Statement. However, no action is proposed to be taken at the meeting with respect to the Annual Report, and it is not to be considered as constituting any part of the proxy soliciting material.

STOCKHOLDER PROPOSALS

From time to time stockholders present proposals which may be proper subjects for inclusion in the proxy statement and for consideration at a meeting. To be considered, proposals must be submitted on a timely basis. Proposals for the 2002 stockholders' meeting submitted pursuant to SEC Rule 14a-8 must be received by the Company no later than May 6, 2002. Any such proposals, as well as any questions related thereto, should be directed to the Secretary of the Company. Any stockholder proposal proposed for submission at our 2001 annual meeting outside the process of SEC Rule 14a-8 after July 20, 2001 shall be considered untimely. If such a proposal is submitted after that date the proxy holder or holders may exercise their discretionary authority, as conferred in the proxy, in voting on such proposal at such meeting.

OTHER MATTERS

The management knows of no other business likely to be brought before the meeting. If other matters do come before the meeting, the persons named in the form of proxy or their substitute will vote said proxy according to their best judgment.

A COPY OF THE COMPANY'S 2001 10-K REPORT IS AVAILABLE WITHOUT CHARGE TO STOCKHOLDERS UPON WRITTEN REQUEST TO: LEGAL DEPARTMENT, RICHARDSON ELECTRONICS, LTD., 40W267 KESLINGER ROAD, P. O. BOX 393, LAFOX, IL 60147-0393.

By order of the Board of Directors

EDWARD J. RICHARDSON
Chairman of the Board & Chief Executive Officer

September 4, 2001

EXHIBIT A

RICHARDSON ELECTRONICS, LTD.
EMPLOYEES' 2001 INCENTIVE COMPENSATION PLAN

ARTICLE I
Purpose

The purposes of the Plan are to attract and retain capable executives and other key employees in the employ of Richardson Electronics, Ltd., a Delaware corporation (the "Company") and its subsidiaries by giving these individuals the opportunity either to acquire an equity interest or to increase their present equity interest in the Company. The Company intends that certain of the Options granted pursuant to the Plan will qualify and that certain other of the Options will not qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code, and the terms of the Options shall be interpreted in accordance with their designation in the Option Agreement.

ARTICLE II
Definitions

As used in this Plan, the following terms shall each have the meaning set forth in this Article, unless a different meaning is clearly required by the context. Whenever appropriate, words used in the singular shall be deemed to include the plural and vice versa and the masculine gender shall be deemed to include the feminine gender.

2.1 Board shall mean the Board of Directors of the Company.

2.2 Cash Bonus shall mean the right granted by the Committee pursuant to Section 6.11 with respect to certain Options and pursuant to Section 8.4.9 with respect to certain Stock Awards, which right shall entitle the Grantee to a cash payment from the Company in addition to the shares of Common Stock subject to such Option or Stock Award.

2.3 Code shall mean the Internal Revenue Code of 1986, as now in effect or as hereafter amended and any regulation issued pursuant thereto by the Internal Revenue Service. Whenever any provision of the Code is renumbered or otherwise amended, this Plan shall, to the extent possible, be construed by reference to the successor to such provision.

2.4 Committee shall mean the Committee appointed by the Board in accordance with the provisions of Article IV to administer the Plan.

2.5 Common Stock shall mean the common stock, $.05 par value, of the Company.

2.6 Company shall mean Richardson Electronics, Ltd., a Delaware corporation, and any successor to it.

2.7 Disinterested Person shall mean any member of the Board, who at the time discretion under the Plan is exercised is not eligible, and who has not at any time for one year prior thereto been eligible, for selection as a Grantee either under this Plan or as a grantee under any other plan of the Company, or any of the affiliates (as that term is used in the Securities Exchange Act of 1934, as amended) of the Company entitling the participants therein to acquire stock, stock appreciation rights, or stock options of the Company or any of its affiliates; provided that a member of the Board who is not an Employee shall not fail to qualify as a Disinterested Person solely as a result of having received a stock option upon becoming a member of the Board without any exercise of discretion by the Board.

2.8 Effective Date shall mean August 17, 2001, subject to the approval of a majority of the stockholders of the Company entitled to vote thereon at the next annual meeting of the stockholders of the Company or any adjournment thereof. In the event the stockholders of the Company shall fail to so approve the Plan, each Option or Restricted Stock Award granted under the Plan on or after the Effective Date shall be and become null and void.

2.9 Employee shall mean any individual employed by and receiving compensation from the Company or any Subsidiary.

2.10 Fair Market Value of Common Stock shall mean an amount equal to the mean of the closing bid and asked quotations for a share of Common Stock in the over-the-counter market as of the date for which such value is being determined, as reported by the National Association of Securities Dealers, Inc. through NASDAQ or, in the event that the Common Stock is listed on any exchange (including, without limitation, the NASDAQ National Market System), the price established by the last sale on such exchange on that date or, if there were no sales on that date, the mean of the bid and asked prices for Common Stock on that exchange at the close of business on that date.

2.11 Grantee shall mean an Employee who is granted either an Option or a Stock Award by the Committee under the Plan.

2.12 Incentive Stock Option means an Option qualifying as an "incentive stock option" under Section 422 of the Code.

2.13 Nonqualified Stock Option means an Option which is not an Incentive Stock Option.

2.14 Option shall mean an option to purchase a specific number of shares of the Common Stock that is granted by the Committee on or subsequent to the Effective Date pursuant to the terms of the Plan.

2.15 Option Agreement shall mean a written agreement evidencing the right of the Grantee to purchase Common Stock pursuant to the terms of this Plan which agreement shall be in the form described in Article VI.

2.16 Option Price means the purchase price for Common Stock under an Option as determined pursuant to Article VI below.

2.17 Plan shall mean the Richardson Electronics, Ltd. Employees' 1998 Incentive Compensation Plan, as set forth herein, as amended from time to time.

2.18 Restricted Stock Agreement shall mean a written agreement evidencing the right of the Grantee to receive Common Stock pursuant to the terms of this Plan which agreement shall be in the form described in Article VIII.

2.19 Stock Award shall mean a grant by the Committee of a specific number of shares of Common Stock to an eligible Employee pursuant to the terms of the Plan in recognition of the services performed by such Employee for the Company and without payment of any other consideration by the Employee.

2.20 Subsidiary shall mean any corporation that at the time qualifies as a subsidiary of the Company under the definition of "subsidiary corporation" contained in Section 424(f) of the Code, as that section may be amended from time to time.

ARTICLE III
Shares Subject to Plan

3.1 Number of Shares Available for Grant. Subject to adjustment as provided in Section 3.2 and Article X, the aggregate number of shares of Common Stock which may be issued under the Plan is Nine Hundred Thousand (900,000) and no Grantee may be issued Options and Stock Awards under the Plan for more than One Hundred Thousand (100,000) shares in any one year.

3.2 Shares Subject to Options and Awards that Terminate. In the event that any Option terminates for any reason (whether vested or non-vested at the time of termination) without having been exercised in full, a number of shares of the Common Stock equal to the number of unpurchased shares of Common Stock subject to that Option shall become available for issuance under the Plan. In the event that any of the shares of Common Stock that have been issued in connection with any Stock Award are subsequently forfeited, such shares shall once again become available for issuance under the Plan but only if the Grantee received no benefits of ownership from such shares, such as dividends.

3.3 Source of Shares. The shares of Common Stock issued under the Plan shall be made available, in the discretion of the Board, either from the authorized but unissued Common Stock or from any outstanding Common Stock which has been reacquired by the Company.

ARTICLE IV
 Administration

4.1 Authority of Committee. The authority to control and manage the operations and administration of the Plan shall be vested exclusively in the Committee which shall be appointed by the Board and shall consist of not less than two (2) members of the Board. All members of the Committee shall be Disinterested Persons. Members of the Committee shall serve at the pleasure of the Board. The Board may appoint new members to the Committee to fill any vacancies occurring in the membership of the Committee.

4.2 Determinations to be made by Committee. Subject to the provisions of this Plan, the Committee shall determine: (1) the Grantees, (2) the number of shares of Common Stock subject to an Option or Stock Award, (3) the dates upon which Options and Stock Awards are granted, (4) subject to Section 6.3, the date or dates upon which an Option may be exercised, (5) the manner in which an Option may be exercised, (6) whether and for what period the Option may be exercised after the Grantee ceases to be an Employee, (7) whether or not the Option is to an Incentive Stock Option, (8) such other terms to which an Option or Stock Award is subject (including the time at which it vests and whether it entitles the Grantee to receive a Cash Bonus), and (9) the form of any Option Agreements and of any Restricted Stock Agreements.

4.3 Interpretation of Plan. The Committee shall interpret the Plan and from time to time may adopt such rules and regulations for carrying out the terms and purposes of the Plan and may take such other actions in the administration of the Plan as it deems advisable. The interpretation and construction by the Committee of any provisions of, and the determination of any question arising under the Plan, any such rule or regulation, or any Option Agreement or Restricted Stock Agreement shall be final and binding on all persons interested in the Plan. Option Agreements or Restricted Stock Agreements may be amended by the Committee consistent with the Plan, provided that no such amendment may become effective without the consent of the Grantee except to the extent that such amendment operates solely to the benefit of the Grantee.

4.4 Actions by Committee. The Committee shall maintain written minutes of its proceedings. A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present or acts approved in writing by all the members, shall be the acts of the Committee. The Committee shall make such rules and regulations for the conduct of its business as it deems advisable.

4.5 Actions Performed in Good Faith. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan.

ARTICLE V
Eligibility

All key administrative, managerial and executive Employees, as determined in the sole discretion of the Committee, shall be eligible to receive both Options and Stock Awards.

ARTICLE VI
Terms and Conditions of Options

All Options granted by the Committee under the Plan shall be evidenced by an Option Agreement which shall be in such form as the Committee may from time to time approve and shall be executed on behalf of the Company by one or more officers of the Company. Each such Option Agreement shall be subject to the terms and conditions of the Plan as well as such other terms and conditions as the Committee may deem desirable, including but not limited to the period or times at which the Grantee's rights vest, and shall provide in substance as follows:

6.1 Number of Shares and Option Price. Each Option Agreement shall specify the number of shares of Common Stock subject to such Option and the purchase price per share for such shares. The purchase price per share shall not be less than 50% of the Fair Market Value of the Common Stock on the date that the Option is granted and the purchase price per share of Common Stock subject to an Incentive Stock Option shall not be less than the Fair Market Value of the Common Stock on the date that the Option is granted. The number of shares and the purchase price per share shall be subject to adjustment as provided in Article X. For all Incentive Stock Options granted, the aggregate Fair Market Value of the Common Stock (determined at the time the Option is granted) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time in any calendar year (together with options granted under all incentive stock option plans of the Company, any parent corporation or Subsidiary) shall not exceed One Hundred Thousand Dollars ($100,000) for any one Grantee.

6.2 Transferability of Options. At the direction of the Committee, exercised upon grant of an Option, each Option Agreement shall provide either: (i) that during the life of the Grantee the Option is non-transferable and non-assignable by the Grantee and may be exercised (to the extent vested) only by the Grantee or his guardian or legal representative and in the event the Grantee dies prior to the expiration of the term of the Option, the Option (to the extent vested) may be exercised only by the Grantee's designated Beneficiary or in the absence of such designation by his legal representative or other successor in trust; or (ii) that during the life of the Grantee the Option is non-transferable and non-assignable by the Grantee except that it may be transferred and assigned to members of the Grantee=s family, trusts for such family members, or partnerships whose only partners are such family members and may be exercised (to the extent vested) only by the Grantee or his or her guardian or legal representative or such permitted assignee and in the event the Grantee dies prior to the expiration of the term of the Option, the Option (to the extent vested) may be exercised only by the Grantee's designated Beneficiary or in the absence of such designation by his legal representative or other successor in trust, or if assigned prior to his death only by the permitted assignee to whom assigned. For purposes hereof a family member of a Grantee shall mean the Grantee=s spouse, children and grandchildren. No consideration may be received by the Grantee for the transfer or assignment of an Option. The assignee of any Option transferred or assigned by a Grantee shall be subject to all conditions of the Option prior to its transfer or assignment and may not make any further assignments or transfers of the Options. These restrictions shall be set forth in the Option Agreement.

6.3 Maximum Term. Each Option Agreement shall set forth the period during which it may be exercised; provided, however, that any Option granted pursuant to this Plan shall expire not more than ten (10) years from the date that the Option is granted.

6.4 Exercise of Options Upon Termination of Employment. Except as otherwise provided in this Plan each Option Agreement shall provide that:

(a) If a Grantee ceases to be an Employee, for any reason other than the Grantee's death, disability, or termination for cause, the Grantee may exercise his or her Options in accordance with their terms for a period of three months after such termination of employment unless such Option provides otherwise, but only to the extent the Grantee was entitled to exercise the Options on the date of termination. For purposes of the Plan: (i) a leave of absence, duly authorized in writing by the Company, for military service or for any other purpose approved by the Company if the period of such leave does not exceed 90 days; and (ii) a leave of absence in excess of 90 days, duly authorized in writing by the Company, provided the Employee's right to reemployment is guaranteed either by statute or contract, shall not be deemed a termination of employment.

(b) If a Grantee ceases to be an Employee due to the Grantee's disability, he or she may exercise his or her Option in accordance with its terms for one year after he or she ceases to be employed unless such Option earlier expires by its terms, but only to the extent that the Grantee was entitled to exercise the Option on the date of such termination.

(c) If a Grantee dies either while an Employee or otherwise during a time when the Grantee could have exercised an Option, the Options issued to such Grantee shall be exercisable in accordance with their terms by the Grantee's designated Beneficiary or in the absence of such designation by the personal representative of such Grantee or other successor to the interest of the Grantee for a period of one year after such Grantee's death to the extent that the Grantee was entitled to exercise the Option on the date of death but not beyond the original term of the Option.

(d) If a Grantee's employment is terminated for cause, the Grantee shall have no further right to exercise any Option previously granted him or her.

6.5 Intra-Corporate Transfers. Each Option Agreement shall provide that a transfer of employment from the Company to a Subsidiary or vice versa or between two such Subsidiaries shall not be deemed a termination of employment.

6.6 Method of Exercise of Options. Each Option Agreement shall provide that the Option shall be exercised by delivering a written notice of exercise to the Company and payment of the purchase price as hereinafter provided. Each such notice shall state the number of shares of Common Stock with respect to which the Option is being exercised and shall be signed by the person (or persons) exercising the Option and, in the event the Option is being exercised by any person other than the Grantee, shall be accompanied by proof, satisfactory to counsel for the Company, of the right of such person to exercise the Option. A certified or cashier's check in full payment of the purchase price for the number of shares of Common Stock specified in the notice must accompany such notice; provided, however, the purchase price may be paid in such other manner or form as the Committee may approve, including, without limitation, by delivery of a certificate or certificates for shares of Common Stock owned by the Grantee having a Fair Market Value at the date of exercise equal to the purchase price for such shares, or any combination of the foregoing. Any stock certificate or certificates delivered must be endorsed, or accompanied by an appropriate stock power, to the order of the Company, with the signature guaranteed by a bank or trust company or by a member firm of the New York Stock Exchange. No shares of Common Stock shall be issued in connection with an exercise of the Option until payment for such shares has been made. The Company may make appropriate arrangements with a broker or other institution to receive sale or loan proceeds in the amount of the exercise price upon delivery of an appropriate irrevocable exercise notice and instructions to promptly deliver the sale or loan proceeds or similar arrangements satisfactory to the Committee. The delivery of such notice and instructions or compliance with similar arrangements approved by the Committee shall be deemed conditional payment of the purchase price authorizing delivery of the shares by the Company.

6.7 Forfeiture. An Option Agreement may provide for such conditions on the right of the Grantee to exercise his or her Option as the Committee, in its sole discretion, deems appropriate, which conditions may, without limitation, include conditions based upon either (i) the completion by the Grantee of a further period of continued employment or (ii) the performance of the Company, of any Subsidiary, or any division thereof, or of the Grantee. Without limiting the foregoing, an Option Agreement may provide that the Committee may, in its sole discretion, terminate in whole or in part any portion of the Option which has not yet become vested if it determines that the Grantee is not satisfactorily performing the duties to which he or she was assigned on the date the Option was granted or duties of at least equal responsibility.

6.8 Withholding. Each Option Agreement shall provide that the Company shall have the right to require the Grantee to remit and the Grantee shall have the obligation to remit to the Company, or to withhold from other amounts due to the Grantee as compensation or otherwise (including, but not limited to the Cash Bonus, if any, granted as part of the Option or Option shares), an amount sufficient to satisfy all applicable withholding taxes. At the Committee's election, such amount shall be satisfied with cash or shares of Common Stock.

6.9 Beneficiaries. Each Option Agreement may provide that the Grantee may designate the person or persons (collectively the "Beneficiary") who, in the event of the death of the Grantee, may exercise the Option(s) held by the Grantee at the time of his or her death and may also include restrictions on the ability of Beneficiaries to exercise the Grantee's Options. Any designation of a Beneficiary shall be in writing, shall be signed by the Grantee, and shall be effective only when filed with the Committee. In the event that the Grantee fails to designate a Beneficiary or that none of his or her Beneficiaries survive the Grantee, the legal representative of the Grantee may exercise the Grantee's vested Options to the same extent as a Beneficiary. A Beneficiary designation may be changed at any time and from time to time by the Grantee; provided, however, that any such change shall become effective only when filed with the Committee.

6.10 Section 422A(b) Statement. Each Option Agreement which is intended to be a Non Qualified Stock Option shall contain the statement "This Option shall not be treated as an Incentive Stock Option within the meaning of Internal Revenue Code Section 422A."

6.11 Cash Bonus. In the event that the Committee, in its sole discretion, grants a Cash Bonus to the Grantee as part of the Option, then in addition to the provisions described above, the Option Agreement shall contain provisions describing the amount of such Cash Bonus, and the time or times at which the Grantee's right to such Cash Bonus vests.

6.12 Surrender of Prior Options. An Option Agreement may, in the Committee's discretion, provide that the Option is contingent upon the Grantee agreeing to the cancellation without exercise of another stock option granted under the Plan or any other plan maintained by the Company or any Subsidiary. In the event that the stockholders of the Company fail to approve the Plan as provided in Section 2.8 above, then any option which has been surrendered for cancellation without exercise pursuant to this Section 6.12 shall remain in effect as originally granted and the agreement evidencing such option shall be returned to the grantee of such option.

ARTICLE VII
Exercise of Options

7.1 Date of Exercise. For all purposes the date of exercise of the Option shall be the date on which the notice described in Section 6.6 shall have been delivered to the Company and pays the purchase price for the shares then being purchased, but the exercise of that Option shall not be effective unless and until the person (or persons) exercising the Option complies with all the provisions of the Plan, Option Agreement or of the Committee governing the exercise of the Option within a reasonable time after the delivery of such notice.

7.2 Delivery of Certificate. The Company shall deliver certificates for the shares of Common Stock subject to the Option, within a reasonable period of time after the day on which the exercise of the Option is effective provided that the Company shall not be required, upon the exercise of any Option, to issue or deliver any shares of Common Stock prior to the completion of such registration or other qualification of the Common Stock under any applicable law, rule or regulation as the Company shall determine to be necessary, and compliance with all other applicable laws, rules or regulations as the Company shall determine to be necessary, and in any such event the date of delivery shall be extended for the period necessary and compliance with all other applicable laws, rules or regulations as the Company shall determine to be necessary. No one shall be or be deemed to be the holder of any Common Stock subject to an Option unless and until certificates for the shares of such Common Stock are issued to that person.

ARTICLE VIII
Terms and Conditions of Stock Awards

8.1 Generally. The Committee shall, in its sole and absolute discretion, determine whether a Stock Award shall take the form of (i) an unrestricted grant of shares of Common Stock or (ii) a grant of shares of Common Stock which are subject to the risk of forfeiture.

8.2 Fully Vested Grant of Stock. If the Committee determines that the Stock Award shall take the form of an unrestricted grant of shares of Common Stock, then it shall, after the payment of applicable withholding taxes by the Grantee, cause a certificate representing such shares to be delivered to the Grantee.

8.3 Grant of Stock Subject to the Risk of Forfeiture. If the Committee determines that the Stock Award shall take the form of a grant of shares of Common Stock which are to remain subject to the risk of forfeiture for a period of time, then it shall take or cause to be taken the steps set forth in this Section 8.3:

8.3.1 Restricted Stock Agreement. The Committee shall cause the Stock Award to be evidenced by a Restricted Stock Agreement which, subject to Section 8.4, shall be in such form as the Committee may from time to time approve and shall be executed on behalf of the Company by one or more officers of the Company.

8.3.2 Stock Certificates.

(a) The Company shall cause a certificate or certificates representing the shares subject to the Restricted Stock Agreement to be registered in the name of the Grantee which certificate(s) shall bear the following legend:

The shares represented by this certificate have been issued pursuant to the terms of a Restricted Stock Award made under the Richardson Electronics, Ltd. Employees' 2001 Incentive Compensation Plan and may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of until such time as is set forth in that certain Restricted Stock Agreement dated the day of , ____, by and between Richardson Electronics, Ltd. and .

(b) In order to enforce the restrictions on the shares subject to the Restricted Stock Agreement, the Committee shall require the Grantee, immediately upon receipt of a certificate or certificates representing such shares, to deposit such certificates, together with stock powers and other instruments of transfer, appropriately endorsed in blank, with the Company or an escrow agent designated by the Company under an escrow agreement in such form as shall be determined by the Committee.

(c) At such time as any number of the shares of Common Stock are no longer subject to the restrictions, terms, and conditions of the Grantee's Restricted Stock Agreement (the "Unrestricted Shares"), the Committee shall cause a new certificate to be delivered to the Grantee, without the legend set forth above, for the Unrestricted Shares. The shares remaining subject to the Restricted Stock Agreement shall either be canceled or, if appropriate under the terms of the Restricted Stock Agreement, continue to be held by the Company or held in escrow subject to the restrictions, terms, and conditions of the Restricted Stock Agreement.

(d) In the event that a Grantee becomes entitled to receive any new, additional, or different securities by virtue of a stock dividend, stock split, recapitalization, reorganization, merger, consolidation, split-up, or any similar change affecting the Common Stock subject to the Participant's Restricted Stock Agreement, such securities shall be subject to the same restrictions, terms and conditions as apply to the shares of Common Stock subject to such Restricted Stock Agreement.

8.4 Form of Restricted Stock Agreement. Each Restricted Stock Agreement shall be subject to the terms and conditions of the Plan as well as such other terms and conditions as the Committee may deem desirable and shall provide in substance as follows:

8.4.1 Number of Shares. Each Restricted Stock Agreement shall specify the number of shares of Common Stock subject to such Restricted Stock Agreement.

8.4.2 Non-Transferability of Restricted Stock. Each Restricted Stock Agreement shall provide: (i) that during the life of the Grantee the shares subject to the Restricted Stock Agreement may not be transferred or assigned by the Grantee, and that such shares may be received (to the extent vested) only by the Grantee or his or her guardian or legal representative, and (ii) that upon the death of the Grantee the shares of Common Stock (to the extent vested) subject to any Restricted Stock Agreement held by him or her at the time of his death which have not been previously delivered to the Grantee shall be distributed to his or her designated Beneficiary or in the absence of such designation to his or her legal representative or other successor in interest.

8.4.3 Intra-Corporate Transfers. Each Restricted Stock Agreement shall provide that a transfer of employment from the Company to a Subsidiary or vice versa or between two such Subsidiaries shall not be deemed a termination of employment.

8.4.4 Forfeiture. In addition to any other condition or other vesting requirement, a Restricted Stock Agreement may provide that a Grantee may forfeit in whole or in part any portion of the shares of Common Stock subject to such Restricted Stock Agreement which have not yet become vested if the Committee may, in its sole discretion, determine that the Grantee is not satisfactorily performing the duties to which he or she was assigned on the date the Stock Award was granted or duties of at least equal responsibility.

8.4.5 Vesting. Each Restricted Stock Agreement shall contain a schedule setting forth the period over which or the conditions upon which the Grantee's rights in the shares of Common Stock subject to the Restricted Stock Agreement vest (which may include any conditions described in Section 6.7) and shall also provide whether the Restricted Stock Agreement becomes vested, in whole or in part, if the Grantee dies before his or her rights would otherwise have become fully vested.

8.4.6 Stockholder Rights. Each Restricted Stock Agreement shall provide that during its term the Grantee shall be entitled to receive all dividends paid on all of the shares of Common Stock subject to such Restricted Stock Agreement, to vote all such shares, and to enjoy all other stockholder rights, except that the Grantee shall neither (i) be entitled to the delivery of the certificate evidencing shares except as provided in Section 8.3 above nor (ii) be able to sell, assign, transfer, pledge, hypothecate or otherwise dispose of such shares until such time he or she has received a certificate evidencing such shares.

8.4.7 Beneficiary. Each Restricted Stock Agreement shall provide that the Grantee may designate the person or persons (collectively the "Beneficiary") who, in the event of the death of the Grantee, shall receive the certificate(s) evidencing shares of Common Stock (to the extent vested) subject to the Restricted Stock Agreement held by the Grantee at the time of his death. Any such designation shall be in writing, shall be signed by the Grantee, and shall be effective only when filed with the Committee. In the event that the Grantee fails to designate a Beneficiary or that none of his Beneficiaries survive the Grantee, the legal representative of the Grantee shall receive the certificate(s) evidencing the shares of Common Stock (to the extent vested) subject to the Grantee's Restricted Stock Agreement. A Beneficiary designation may be changed at any time and from time to time by the Grantee; provided, however, that any such change shall become effective only when filed with the Committee.

8.4.8 Withholding. Each Restricted Stock Agreement shall provide that the Company shall have the right to require the Grantee to remit and the Grantee shall have the obligation to remit to the Company, or to withhold from other amounts due the Grantee, as compensation or otherwise (including but not limited to any Cash Bonus granted in connection with the related Stock Award), an amount sufficient to satisfy all applicable withholding tax requirements. At the Committee's election, such amount shall be satisfied with cash or Common Stock.

8.4.9 Cash Bonus. In the event that the Committee grants a Cash Bonus in connection with the Stock Award, then in addition to the provisions described above, the Restricted Stock Agreement shall contain provisions describing the amount of such Cash Bonus, and the time or times at which the Grantee's right to such Cash Bonus vests.

ARTICLE IX
Terms and Conditions of Cash Bonuses

9.1 Grant of Cash Bonuses. The Committee may, in its sole discretion, grant Cash Bonuses as part of any Option or Stock Award granted under the Plan. Such Cash Bonuses may be granted at any time during the term of the Option or Stock Award to which it relates.

9.2 Amount and Vesting of the Cash Bonuses.

(a) In the case of Cash Bonuses granted in connection with an Option, the Grantee's (or his Beneficiary) right to receive a Cash Bonus shall vest each time he purchases shares of Common Stock subject to such Option. The amount of such Cash Bonus shall be equal to the product obtained by multiplying (A) the excess, if any, of the Fair Market Value (determined pursuant to paragraph (d) below) of the shares so purchased over the purchase price for such shares times (B) a fraction, the numerator of which is an amount equal to the Combined Marginal Rate of Tax (as that term is defined in Section 9.5 below) and the denominator of which is an amount equal to the excess of one (1) over the Combined Marginal Rate of Tax.

(b) In the case of Cash Bonuses granted in connection with a Stock Award described in Section 8.2, the Grantee's right to a Cash Bonus shall vest at the time the certificate representing the shares subject to the Stock Award is delivered to the Grantee (or his Beneficiary). The amount of the Cash Bonus shall be equal to the product obtained by multiplying the Fair Market Value (determined pursuant to paragraph (d) below) of such shares times a fraction, the numerator of which is an amount equal to the Combined Marginal Rate of Tax and the denominator of which is an amount equal to the excess of one (1) over the Combined Marginal Rate of Tax.

(c) In the case of Cash Bonuses granted in connection with a Stock Award described in Section 8.3, the Grantee shall be entitled to receive a Cash Bonus. Right to a Cash Bonus shall vest when a certificate representing Unrestricted Shares is delivered to the Grantee (or his Beneficiary) pursuant to Section 8.3.2(c) or if the employee makes an election under Section 83(b) of the Code, when a certificate is issued in accordance with Section 8.3.2(a). The amount of such Cash Bonus shall be equal to the product obtained by multiplying the Fair Market Value (determined pursuant to paragraph (d) below) of the Unrestricted Shares evidenced by such certificate times a fraction, the numerator of which is an amount equal to the Combined Marginal Rate of Tax and the denominator of which is an amount equal to the excess of one (1) over the Combined Marginal Rate of Tax.

(d) For purposes of this Section 9.2, the Fair Market Value of the shares shall be determined as of the date on which the shares "first become transferable or are not subject to a substantial risk of forfeiture," (within the meaning of Code Section 83) whichever occurs earlier as determined by the Committee in its sole and absolute discretion.

9.3 Payment of Cash Bonus. The Company may either pay the Cash Bonus to a Grantee or withhold all or a portion of the Cash Bonus and apply such amount to the payment of withholding taxes due in connection with amounts received by the Grantee pursuant to the Plan.

9.4 Combined Marginal Rate of Tax. For purposes of this Article IX, the term Combined Marginal Rate of Tax shall mean an amount equal to the sum of the highest marginal rates of federal, state and local income taxes applicable to individuals residing in the state and city where the Grantee resides, giving effect to the deductibility for federal income tax purposes of state and local income taxes. In the event that the Grantee is neither a resident nor citizen of the United States, this Section 9.4 shall be applied by replacing the term "federal, state and local income taxes" with the term "all applicable income taxes" wherever it appears herein.

9.5 Construction. It is the intention of the Company that the amount of a Cash Bonus be calculated at the time at which the ownership of the shares of Common Stock subject to the related Option or Stock Award results in the inclusion of income by the Grantee pursuant to Code Section 83 and this Section shall be so construed and applied. Nothing contained herein shall be construed as a guarantee by the Company that the Internal Revenue Service, or other taxing authority, will agree with the determination of the Committee as to the date upon which such inclusion income occurs or the amount thereof. In the event of any such disagreement, nothing contained herein shall be construed as a promise of an additional payment by the Company to the Grantee.

ARTICLE X
Effect of Certain Changes

10.1 Anti-Dilution. If there is any change in the number of shares of Common Stock through the declaration of stock dividends or through a recapitalization which results in stock splits or reverse stock splits, the number of shares of Common Stock available for issuance under the Plan, the number of such shares covered by outstanding Options and Restricted Stock Awards, and the price per share of such Options, shall be proportionately adjusted by the Committee to reflect any increase or decrease in the number of issued shares of Common Stock; provided, however, that any fractional shares resulting from such adjustment shall be eliminated.

10.2 Change in Par Value. In the event of a change in the Common Stock of the Company, as presently constituted as of the date of this Amendment and Restatement of the Plan, which is limited to a change of all of its authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be the Common Stock within the meaning of the Plan.

10.3 Mergers, Recapitalization, Etc. In the event that the Company enters into an agreement or plan to merge or consolidate with any other corporation, to reclassify, reorganize or otherwise substantially alter its capital or business structure, to sell all or a substantial part of its business or assets, or to dissolve, the Committee may make such changes in the terms of outstanding Option Agreements and Restricted Stock Agreements as may be equitable and appropriate in the context of such transaction, including without limitation substituting for the shares of Stock subject to such Agreements equity interests in any entity which will succeed to the business of the Company pursuant to such transaction, accelerating the vesting schedule in such Agreement, and providing that outstanding Options will lapse if not exercised during a reasonable period prior to such transaction.

10.4 Adjustments to be made by Committee. The foregoing adjustments shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive.

10.5 Rights of Option Grantee. A Grantee of an Option shall not have any of the rights or privileges of a stockholder of the Company unless and until certificates evidencing the shares of Common Stock subject to such Option have been issued and delivered to the Grantee.

10.6 Right of Company to Make Adjustments. The grant of an Option or a Stock Award shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structures or to merge or to consolidate or to dissolve, liquidate or sell or transfer all or part of its business or assets.

ARTICLE XI
Amendment and Termination

The Board shall have the right to amend or suspend, or terminate the Plan at any time, provided that unless first approved by the stockholders of the Company, no amendment shall be made to the Plan (except to conform the Plan, the Option Agreements or Restricted Stock Agreements thereunder to changes in the Code or governing law) which: (1) increases the total number of shares of Common Stock which may be issued under the Plan, or (2) lowers the minimum option price specified in Article VI. No amendment to the Plan shall be made by the Board that materially changes the terms of the Plan as to impair or adversely alter the rights of a Grantee or other option holder without such person's consent.

ARTICLE XII
Application of Funds

Any proceeds received by the Company as a result of the exercise of Options granted under the Plan may be used for any valid corporate purpose.

ARTICLE XIII
Notice

Any notice to the Company required under this Plan shall be in writing and shall either be delivered in person or sent by registered or certified mail, return receipt requested, postage prepaid, to the Company at its offices at 40W267 Keslinger Road, LaFox, Illinois 60147, Attention: Stock Option Committee.

ARTICLE XIV
Term of Plan

The Board may terminate the Plan at any time but if not sooner terminated it shall terminate at the close of business on August 17, 2011. Options may not be granted and Restricted Stock Awards may not be made after the Plan terminates. Termination of the Plan shall not, however, affect the rights of Grantees under previously granted Options or Restricted Stock Awards, and all unexpired Options and Restricted Stock Awards shall continue in force and operation after termination of the Plan until they are exercised, lapse or terminate by their own terms and conditions, and the Plan shall continue in effect solely with respect to such Options and Restricted Stock Awards for so long as they remain outstanding.

ARTICLE XV
No Contract of Employment

Neither the adoption of the Plan nor the grant of any Option or Restricted Stock Award shall be deemed to obligate either the Company or any Subsidiary to continue the employment of any Employee.

ARTICLE XVI
Section 16 of the Securities Exchange Act

With respect to Grantees subject to Section 16 of the Securities Exchange Act of 1934 ("1934 Act"), transactions under this plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the 1934 Act. To the extent any provision of the plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

EXHIBIT B

AMENDMENT TO RICHARDSON ELECTRONICS, LTD.
EMPLOYEES 1999 STOCK PURCHASE PLAN

Whereas, Richardson Electronics, Ltd. (the "Company") Board of Directors established the Richardson Electronics, Ltd. 1999 Stock Purchase Plan (the "Plan") on April 13, 1999 and approved by the Stockholders on October 12, 1999; and

Whereas, it is now desired to increase the number of shares of the Common Stock, $.05 per share par value, of the Company ("Common Stock") which are available for purchase upon the exercise of Options under the Plan by 100,000;

Now, Therefore, the Richardson Electronics, Ltd. Stock Purchase Plan is hereby amended as follows:

Section 3.1 of the Plan is hereby amended in its entirety to read as follows:

"Section 3.1 The total number of shares of the Common Stock which are available for purchase upon the exercise of Options under the Plan shall be Two Hundred Fifty Thousand (250,000) shares, subject to appropriate adjustment as provided in Article XIX."

This Amendment to the Plan is effective April 11, 2001. The Amendment to the Plan shall be submitted to the stockholders for approval not later than April 10, 2002. If the Amendment to the Plan has not been approved, it shall terminate on such date in accordance with Article XXI of the Plan, and all Options outstanding on such date which would require the issuance of any of the additional 100,000 shares of Common Stock authorized by the Amendment if exercised shall be exercised as provided in Section 21.2.